October 30, 2023 GERMAN AMERICAN BANCORP, INC. (GABC) REPORTS SOLID THIRD QUARTER 2023 EARNINGS Jasper, Indiana: October 30, 2023 – German American Bancorp, Inc. (Nasdaq: GABC) reported solid third quarter earnings of $21.5 million, or $0.73 per share. This level of quarterly earnings reflected a linked quarter decrease of $0.7 million, or approximately 3% on a per share basis, from 2023 second quarter earnings of $22.1 million or $0.75 per share. The Company remained well-positioned at the end of the third quarter of 2023 with continued solid liquidity and strong capital. Third quarter 2023 operating performance was highlighted by marginal net interest margin compression, solid loan growth, a stable/diversified deposit base, continued strong credit metrics, reductions in non-interest expense and stable/diversified non-interest income. The net interest margin declined marginally from 3.63% to 3.57%, or 6 basis points, during the third quarter of 2023 on a linked quarter basis as the earning asset yield increase of 14 basis points mostly kept pace with the funding cost increase of 20 basis points. The rise in the cost of funds in the third quarter of 2023 was driven by the continued historic pace of Federal Reserve interest rate increases, extremely competitive deposit pricing in the marketplace, and a continued re-mixing of the Company’s deposit composition as customers looked for higher yield opportunities. Third quarter 2023 deposits decreased approximately $44 million, or 3%, on an annualized basis compared to the second quarter of 2023. Non-interest bearing accounts remained stable at a healthy 29% of total deposits. The core deposit base remains diverse with stable and manageable exposure to uninsured and uncollateralized deposits of approximately 21%. During the third quarter of 2023, total loans increased $63.1 million or 7% on an annualized basis with most categories of loans showing growth. The Company’s loan portfolio composition remained diverse with a low commercial real estate office concentration. Credit metrics remained strong as non-performing assets were 0.21% of period end assets and non-performing loans totaled 0.32% of period end loans. Non-interest income for the third quarter of 2023 remained stable when compared to the second quarter of 2023, as most revenue lines reflected minor changes over the linked second quarter. Non-interest expenses were stable as well with an overall reduction in non-interest expense of approximately 1% over the second quarter. NEWS RELEASE For additional information, contact: D. Neil Dauby, Chairman and Chief Executive Officer Bradley M Rust, President and Chief Financial Officer (812) 482-1314 1 of 16

The Company also announced that its Board of Directors declared a regular quarterly cash dividend of $0.25 per share, which will be payable on November 20, 2023 to shareholders of record as of November 10, 2023. As previously reported, this dividend rate represents a 9% increase over the rate in effect during 2022. D. Neil Dauby, German American’s Chairman & CEO stated, “We are extremely pleased to deliver yet another solid quarterly operating performance. German American remains extremely well-positioned with solid liquidity, strong capital and a diverse core deposit base which continues to speak to the strength and resilience of our Company. Thanks to the dedicated efforts of our relationship-focused team of professionals, we are confident that our strong community presence, healthy financial condition and disciplined approach to risk management and earnings growth will continue to drive future profitability. We remain excited and committed to the vitality and growth of our Indiana and Kentucky communities.” Balance Sheet Highlights Total assets for the Company totaled $6.006 billion at September 30, 2023, representing a decline of $47.6 million compared with June 30, 2023 and a decline of $254.2 million compared with September 30, 2022. The decline in total assets at September 30, 2023 compared with June 30, 2023 was primarily related to a decline in the market value of the securities portfolio partially offset by an increase in total loans, while the decline in total assets compared to September 30, 2022 was largely attributable to a decline in total deposits which in turn has led to a decline in short-term investments as well as the Company's securities portfolio. Federal funds sold and other short-term investments totaled $60.4 million at September 30, 2023 compared with $62.4 million at June 30, 2023 and $302.4 million at September 30, 2022. Securities available for sale declined $123.8 million as of September 30, 2023 compared with June 30, 2023 and declined $224.7 million compared with September 30, 2022. The decline in the available for sale securities portfolio during the third quarter of 2023 compared with the end of the second quarter of 2023 was largely attributable to fair value adjustments on the portfolio caused by a rise in market interest rates while the decline from the third quarter of 2022 was primarily the result of the Company's utilization of cash flows from the securities portfolio to fund loan growth. Total cash flow generated from the portfolio totaled approximately $35.0 million during the third quarter of 2023, reflecting principal and interest payments. Current projections indicate approximately $140.0 million in principal and interest cash flows from the portfolio over the next twelve months with rates unchanged. September 30, 2023 total loans increased $63.1 million, or 7% on an annualized basis, compared with June 30, 2023 and increased $207.2 million, or 6%, compared with September 30, 2022. The increase during the third quarter of 2023 compared with June 30, 2023 was broad-based across most segments of the portfolio. Commercial real estate loans increased $55.9 million, or 11% on an annualized basis, while agricultural loans grew $2.6 million, or 3% on an annualized basis, and retail loans grew by $7.8 million, or 4% on an annualized basis. Partially offsetting these increases was a modest decline in commercial and industrial loans of $3.2 million, or 2% on an annualized basis, as line of credit utilization remains muted. NEWS RELEASE For additional information, contact: D. Neil Dauby, Chairman and Chief Executive Officer Bradley M Rust, President and Chief Financial Officer (812) 482-1314 2 of 16

NEWS RELEASE

For additional information, contact:
D. Neil Dauby, *Chairman and Chief Executive Officer*
Bradley M Rust, *President and Chief Financial Officer*
(812) 482-1314

3 of 16

The composition of the loan portfolio has remained relatively stable and diversified over the past several years, including 2023. The portfolio is most heavily concentrated in commercial real estate loans at 53% of the portfolio, followed by commercial and industrial loans at 17% of the portfolio, and agricultural loans at 10% of the portfolio. The Company’s commercial lending is extended to various industries, including multi-family housing and lodging, agribusiness and manufacturing, as well as health care, wholesale, and retail services. The Company's commercial real estate portfolio has limited exposure to office real estate, with office exposure totaling approximately 4% of the total loan portfolio.

End of Period Loan Balances (dollars in thousands)	**9/30/2023**	**6/30/2023**	**9/30/2022**
Commercial & Industrial Loans	$ 665,892	$ 669,137	$ 644,284
Commercial Real Estate Loans	2,076,962	2,021,109	1,923,794
Agricultural Loans	398,109	395,466	401,608
Consumer Loans	396,000	389,440	370,335
Residential Mortgage Loans	356,610	355,329	346,347
	$ 3,893,573	$ 3,830,481	$ 3,686,368

The Company’s allowance for credit losses totaled $44.6 million at September 30, 2023 compared to $44.3 million at June 30, 2023 and $44.7 million at September 30, 2022. The allowance for credit losses represented 1.15% of period-end loans at September 30, 2023 compared with 1.16% at June 30, 2023 and 1.21% of period-end loans at September 30, 2022.

Non-performing assets totaled $12.4 million at both September 30, 2023 and June 30, 2023 and $13.8 million at September 30, 2022. Non-performing assets represented 0.21% of total assets at both September 30, 2023 and June 30, 2023 and 0.22% at September 30, 2022. Non-performing loans totaled $12.4 million at both September 30, 2023 and June 30, 2023 and $13.8 million at September 30, 2022. Non-performing loans represented 0.32% of total loans at both September 30, 2023 and June 30, 2023 and 0.37% at September 30, 2022.

Non-performing Assets (dollars in thousands) 9/30/2023 6/30/2023 9/30/2022 Non-Accrual Loans $ 11,206 $ 11,423 $ 13,054 Past Due Loans (90 days or more) 1,170 1,000 726 Total Non-Performing Loans 12,376 12,423 13,780 Other Real Estate 24 — — Total Non-Performing Assets $ 12,400 $ 12,423 $ 13,780 Restructured Loans $ — $ — $ — Overall deposits remained relatively stable during the third quarter of 2023 compared with the overall level of deposits at June 30, 2023. September 30, 2023 total deposits declined $43.8 million, or 1% on a linked quarter basis, compared to June 30, 2023 and declined $438.5 million, or 8%, compared with September 30, 2022. The Company has continued to see customer movement from both interest bearing and non-interest bearing transactional accounts to time deposits due primarily to the rising interest rate environment. Non- interest bearing deposits have remained relatively stable as a percent of total deposits with September 30, 2023 non-interest deposits totaling 29% of total deposits compared with 30% at June 30, 2023 and 31% at September 30, 2022. A competitive market driven by rising interest rates has been a significant contributing factor to the decline in total deposits over the course of the past year. Additionally, a meaningful level of the outflow of deposits experienced during the past year was captured within the Company's wealth management group. September 30, 2023 total borrowings increased $58.7 million compared to June 30, 2023 and increased $140.2 million compared with September 30, 2022. The increase in total borrowings over the course of the third quarter of 2023 and past year has been to fund loan growth and mitigate deposit outflows. NEWS RELEASE For additional information, contact: D. Neil Dauby, Chairman and Chief Executive Officer Bradley M Rust, President and Chief Financial Officer (812) 482-1314 4 of 16

NEWS RELEASE

For additional information, contact:
D. Neil Dauby, *Chairman and Chief Executive Officer*
Bradley M Rust, *President and Chief Financial Officer*
(812) 482-1314

5 of 16

End of Period Deposit Balances **(dollars in thousands)**	**9/30/2023**	**6/30/2023**	**9/30/2022**
Non-interest-bearing Demand Deposits	$ 1,502,175	$ 1,540,564	$ 1,755,065
IB Demand, Savings, and MMDA Accounts	2,932,180	3,056,396	3,381,082
Time Deposits < $100,000	269,829	256,504	248,455
Time Deposits > $100,000	431,687	326,241	189,739
	$ 5,135,871	$ 5,179,705	$ 5,574,341

At September 30, 2023, the capital levels for the Company and its subsidiary bank, German American Bank (the "Bank"), remained well in excess of the minimum amounts needed for capital adequacy purposes and the Bank's capital levels met the necessary requirements to be considered well-capitalized.

	9/30/2023 Ratio	**6/30/2023 Ratio**	**9/30/2022 Ratio**
Total Capital (to Risk Weighted Assets)			
Consolidated	16.21 %	16.06 %	15.21 %
Bank	14.83 %	14.50 %	13.88 %
Tier 1 (Core) Capital (to Risk Weighted Assets)			
Consolidated	14.66 %	14.50 %	13.76 %
Bank	14.10 %	13.76 %	13.26 %
Common Tier 1 (CET 1) Capital Ratio (to Risk Weighted Assets)			
Consolidated	13.95 %	13.78 %	13.04 %
Bank	14.10 %	13.76 %	13.26 %
Tier 1 Capital (to Average Assets)			
Consolidated	11.70 %	11.44 %	10.10 %
Bank	11.26 %	10.87 %	9.75 %

Results of Operations Highlights – Quarter ended September 30, 2023 Net income for the quarter ended September 30, 2023 totaled $21,451,000, or $0.73 per share, a decline of 3% on a per share basis, compared with the second quarter 2023 net income of $22,123,000, or $0.75 per share, and a decline of 12% on a per share basis compared with the third quarter 2022 net income of $24,596,000, or $0.83 per share. The decline in net income in the third quarter of 2023 compared to both periods was largely driven by a reduced level of average earning assets and net interest margin resulting in a decline in net interest income. NEWS RELEASE For additional information, contact: D. Neil Dauby, Chairman and Chief Executive Officer Bradley M Rust, President and Chief Financial Officer (812) 482-1314 6 of 16

NEWS RELEASE

For additional information, contact:
D. Neil Dauby, *Chairman and Chief Executive Officer*
Bradley M Rust, *President and Chief Financial Officer*
(812) 482-1314

7 of 16

Summary Average Balance Sheet

(Tax-equivalent basis / dollars in thousands)

	Quarter Ended September 30, 2023			Quarter Ended June 30, 2023			Quarter Ended September 30, 2022		
	Principal Balance	Income/ Expense	Yield/ Rate	Principal Balance	Income/ Expense	Yield/ Rate	Principal Balance	Income/ Expense	Yield/ Rate
Assets									
Federal Funds Sold and Other Short-term Investments	$ 20,243	$ 199	3.91 %	$ 54,228	$ 660	4.88 %	$ 402,006	$ 2,053	2.03 %
Securities	1,596,653	11,677	2.93 %	1,667,871	12,094	2.90 %	1,848,165	12,955	2.80 %
Loans and Leases	3,855,586	55,343	5.70 %	3,787,436	52,350	5.54 %	3,676,862	43,251	4.67 %
Total Interest Earning Assets	$ 5,472,482	$ 67,219	4.88 %	$ 5,509,535	$ 65,104	4.74 %	$ 5,927,033	$ 58,259	3.91 %
Liabilities									
Demand Deposit Accounts	$ 1,524,682			$ 1,545,455			$ 1,738,237		
IB Demand, Savings, and MMDA Accounts	$ 2,973,909	$ 10,601	1.41 %	$ 3,118,225	$ 10,035	1.29 %	$ 3,477,902	$ 3,131	0.36 %
Time Deposits	640,992	4,977	3.08 %	546,982	3,322	2.44 %	451,390	466	0.41 %
FHLB Advances and Other Borrowings	219,371	2,505	4.53 %	177,146	1,899	4.30 %	143,548	1,229	3.39 %
Total Interest-Bearing Liabilities	$ 3,834,272	$ 18,083	1.87 %	$ 3,842,353	$ 15,256	1.59 %	$ 4,072,840	$ 4,826	0.47 %
Cost of Funds			1.31 %			1.11 %			0.32 %
Net Interest Income		$ 49,136			$ 49,848			$ 53,433	
Net Interest Margin			3.57 %			3.63 %			3.59 %

During the third quarter of 2023, net interest income, on a non tax-equivalent basis, totaled $47,559,000, a decline of $699,000, or 1%, compared to the second quarter of 2023 net interest income of $48,258,000 and a decline of $4,139,000, or 8%, compared to the third quarter of 2022 net interest income of $51,698,000.

The decline in net interest income during the third quarter of 2023 compared with the second quarter of 2023 was primarily attributable to a decline in the Company's net interest margin. The decline in net interest income during the third quarter of 2023 compared with the third quarter of 2022 was primarily attributable to a decline in average earning assets, driven by a reduced level of average deposits, and a modestly lower net interest margin.

The tax equivalent net interest margin for the quarter ended September 30, 2023 was 3.57% compared with 3.63% in the second quarter of 2023 and 3.59% in the third quarter of 2022. The decline in the net interest margin during the third quarter of 2023 compared with both the second quarter of 2023 and the third quarter of 2022 was largely driven by an increase in the cost of funds. The cost of funds continued to accelerate higher in the third quarter of 2023 due to the continued increase of market interest rates, very competitive deposit pricing in the marketplace, customers actively looking for yield opportunities within and outside the banking industry and a change in the Company's deposit composition. The Company's net interest margin and net interest income have been impacted by accretion of loan discounts on acquired loans. Accretion of discounts on acquired loans totaled $1,288,000 during the third quarter of 2023, $716,000 during the second quarter of 2023 and $1,099,000 during the third quarter of 2022. Accretion of loan discounts on acquired loans contributed approximately 9 basis points to the net interest margin in the third quarter of 2023, 5 basis points in the second quarter of 2023 and 7 basis points in the third quarter of 2022. During the quarter ended September 30, 2023, the Company recorded a provision for credit losses of $900,000 compared with a provision for credit losses of $550,000 in the second quarter of 2023 and a provision for credit losses of $350,000 during the third quarter of 2022. Net charge-offs totaled $520,000, or 5 basis points on an annualized basis, of average loans outstanding during the third quarter of 2023 compared with $599,000, or 6 basis points on an annualized basis, of average loans during the second quarter of 2023 and compared with $682,000, or 7 basis points, of average loans during the third quarter of 2022. During the quarter ended September 30, 2023, non-interest income totaled $14,804,000, a decline of $92,000, or less than 1%, compared with the second quarter of 2023 and an increase of $707,000, or 5%, compared with the third quarter of 2022. NEWS RELEASE For additional information, contact: D. Neil Dauby, Chairman and Chief Executive Officer Bradley M Rust, President and Chief Financial Officer (812) 482-1314 8 of 16

Quarter Ended Quarter Ended Quarter Ended Non-interest Income 9/30/2023 6/30/2023 9/30/2022 (dollars in thousands) Wealth Management Fees $ 2,957 $ 2,912 $ 2,376 Service Charges on Deposit Accounts 2,982 2,883 3,014 Insurance Revenues 2,065 2,130 1,995 Company Owned Life Insurance 446 429 416 Interchange Fee Income 4,470 4,412 4,054 Other Operating Income 1,270 1,462 1,365 Subtotal 14,190 14,228 13,220 Net Gains on Sales of Loans 614 630 854 Net Gains on Securities — 38 23 Total Non-interest Income $ 14,804 $ 14,896 $ 14,097 Wealth management fees increased $45,000, or 2%, during the third quarter of 2023 compared with the second quarter of 2023 and increased by $581,000, or 24%, compared with the third quarter of 2022. The increase during the third quarter of 2023 was largely attributable to increased assets under management within the Company's wealth management group as compared with both the second quarter of 2023 and third quarter of 2022. Interchange fee income increased $58,000, or 1%, during the quarter ended September 30, 2023 compared with the second quarter of 2023 and increased $416,000, or 10%, compared with the third quarter of 2022. The increased level of fees during the third quarter of 2023 compared with both the second quarter of 2023 and the third quarter of 2022 was due to increased card utilization by customers. Other operating income declined $192,000, or 13%, during the third quarter of 2023 compared with the second quarter of 2023 and declined $95,000, or 7%, compared with the third quarter of 2022. The decline during the third quarter of 2023 compared with both periods was largely attributable to a fair value adjustment to the asset held for the Company's lender risk account with the Federal Home Loan Bank. Net gains on sales of loans decreased $16,000, or 3%, during the third quarter of 2023 compared with the second quarter of 2023 and declined $240,000, or 28%, compared with the third quarter of 2022. The decline in the third quarter of 2023 compared with the second quarter of 2022 was largely related to a lower volume of loans sold and lower pricing levels. Loan sales totaled $33.8 million during the third quarter of NEWS RELEASE For additional information, contact: D. Neil Dauby, Chairman and Chief Executive Officer Bradley M Rust, President and Chief Financial Officer (812) 482-1314 9 of 16

2023 compared with $24.8 million during the second quarter of 2023 and $40.9 million during the third quarter of 2022. During the quarter ended September 30, 2023, non-interest expense totaled $35,421,000, a decline of $305,000, or 1%, compared with the second quarter of 2023, and increased $705,000, or 2%, compared with the third quarter of 2022. Quarter Ended Quarter Ended Quarter Ended Non-interest Expense 9/30/2023 6/30/2023 9/30/2022 (dollars in thousands) Salaries and Employee Benefits $ 20,347 $ 20,103 $ 19,751 Occupancy, Furniture and Equipment Expense 3,691 3,443 3,685 FDIC Premiums 700 687 477 Data Processing Fees 2,719 2,803 2,712 Professional Fees 1,229 1,614 1,188 Advertising and Promotion 1,278 1,261 1,215 Intangible Amortization 685 734 897 Other Operating Expenses 4,772 5,081 4,791 Total Non-interest Expense $ 35,421 $ 35,726 $ 34,716 Salaries and benefits increased $244,000, or 1%, during the quarter ended September 30, 2023 compared with the second quarter of 2023 and increased $596,000, or 3%, compared with the third quarter of 2022. The increase in salaries and benefits during the third quarter of 2023 compared with the second quarter of 2023 was primarily due to higher employee benefit costs including health insurance benefit costs. The increase in salaries and benefits during the third quarter of 2023 compared with the third quarter of 2022 was due in large part to higher salary costs primarily associated with annual adjustments for employees throughout the past year. Occupancy, furniture and equipment expense increased $248,000, or 7%, during the quarter ended September 30, 2023 compared with the second quarter of 2023 and remained stable compared with the second quarter of 2022. The increase in the third quarter of 2023 compared with the second quarter of 2023 was primarily attributable to increased repairs and maintenance costs, utility costs and real and personal property tax expense. NEWS RELEASE For additional information, contact: D. Neil Dauby, Chairman and Chief Executive Officer Bradley M Rust, President and Chief Financial Officer (812) 482-1314 10 of 16

FDIC premiums increased $13,000, or 2%, during the quarter ended September 30, 2023 compared with the second quarter of 2023 and increased $223,000, or 47%, compared with the third quarter of 2022. The increase in the third quarter of 2023 compared with the third quarter of 2022 was primarily related to an industry-wide 2 basis point increase in the base FDIC premium assessment effective January 1, 2023. Professional fees declined $385,000, or 24%, in the third quarter of 2023 compared with the second quarter of 2023 and increased $41,000, or 3%, compared with the third quarter of 2022. The decline during the third quarter of 2023 compared with the second quarter of 2023 was largely attributable to increased professional fees in the second quarter of 2023 related to fiduciary related tax services for wealth management customers, fees for certain retirement plan services and the timing of other professional fees. Other operating expenses declined $309,000, or 6%, during the quarter ended September 30, 2023 compared with the second quarter of 2023 and declined $19,000, or less than 1%, compared with the third quarter of 2022. The decline in the third quarter of 2023 compared with the second quarter of 2023 was due in large part to a reduced liability for unfunded commitments and various fees associated with ATM/debit cards. About German American German American Bancorp, Inc. is a Nasdaq-traded (symbol: GABC) financial holding company based in Jasper, Indiana. German American, through its banking subsidiary German American Bank, operates 76 banking offices in 20 contiguous southern Indiana counties and 14 counties in Kentucky. The Company also owns an investment brokerage subsidiary (German American Investment Services, Inc.) and a full line property and casualty insurance agency (German American Insurance, Inc.). Cautionary Note Regarding Forward-Looking Statements Certain statements in this press release may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that, by their nature, forward-looking statements are based on assumptions and are subject to risks, uncertainties, and other factors. Forward-looking statements can often, but not always, be identified by the use of words like “believe”, “continue”, “pattern”, “estimate”, “project”, “intend”, “anticipate”, “expect” and similar expressions or future or conditional verbs such as “will”, “would”, “should”, “could”, “might”, “can”, “may”, or similar expressions. Actual results and experience could differ materially from the anticipated results or other expectations expressed or implied by these forward- looking statements as a result of a number of factors, including but not limited to, those discussed in this press release. Factors that could cause actual experience to differ from the expectations expressed or implied in this press release include: NEWS RELEASE For additional information, contact: D. Neil Dauby, Chairman and Chief Executive Officer Bradley M Rust, President and Chief Financial Officer (812) 482-1314 11 of 16

a. changes in interest rates and the timing and magnitude of any such changes; b. unfavorable economic conditions, including a prolonged period of inflation, and the resulting adverse impact on, among other things, credit quality; c. the impacts related to or resulting from recent bank failures or adverse developments at other banks on general investor sentiment regarding the stability and liquidity of banks; d. the impacts of epidemics, pandemics or other infectious disease outbreaks; e. changes in competitive conditions; f. the introduction, withdrawal, success and timing of asset/liability management strategies or of mergers and acquisitions and other business initiatives and strategies; g. changes in customer borrowing, repayment, investment and deposit practices; h. changes in fiscal, monetary and tax policies; i. changes in financial and capital markets; j. capital management activities, including possible future sales of new securities, or possible repurchases or redemptions by German American of outstanding debt or equity securities; k. risks of expansion through acquisitions and mergers, such as unexpected credit quality problems of the acquired loans or other assets, unexpected attrition of the customer base or employee base of the acquired institution or branches, and difficulties in integration of the acquired operations; l. factors driving impairment charges on investments; m. the impact, extent and timing of technological changes; n. potential cyber-attacks, information security breaches and other criminal activities; o. litigation liabilities, including related costs, expenses, settlements and judgments, or the outcome of matters before regulatory agencies, whether pending or commencing in the future; p. actions of the Federal Reserve Board; q. the possible effects of the replacement of the London Interbank Offered Rate (LIBOR); r. the potential for increases to, and volatility in, the balance of our allowance for credit losses and related provision expense due to the current expected credit loss (CECL) standard; s. changes in accounting principles and interpretations; t. potential increases of federal deposit insurance premium expense, and possible future special assessments of FDIC premiums, either industry wide or specific to German American’s banking subsidiary; NEWS RELEASE For additional information, contact: D. Neil Dauby, Chairman and Chief Executive Officer Bradley M Rust, President and Chief Financial Officer (812) 482-1314 12 of 16

u. actions of the regulatory authorities under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and the Federal Deposit Insurance Act and other possible legislative and regulatory actions and reforms; v. impacts resulting from possible amendments or revisions to the Dodd-Frank Act and the regulations promulgated thereunder, or to Consumer Financial Protection Bureau rules and regulations; w. the continued availability of earnings and excess capital sufficient for the lawful and prudent declaration and payment of cash dividends; and x. other risk factors expressly identified in German American’s filings with the SEC. Such statements reflect our views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of German American. Readers are cautioned not to place undue reliance on these forward-looking statements. It is intended that these forward-looking statements speak only as of the date they are made. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events. NEWS RELEASE For additional information, contact: D. Neil Dauby, Chairman and Chief Executive Officer Bradley M Rust, President and Chief Financial Officer (812) 482-1314 13 of 16

GERMAN AMERICAN BANCORP, INC. (unaudited, dollars in thousands except per share data) Consolidated Balance Sheets September 30, 2023 June 30, 2023 September 30, 2022 ASSETS Cash and Due from Banks $ 72,063 $ 78,223 $ 70,660 Short-term Investments 60,856 62,948 303,133 Investment Securities 1,477,309 1,601,062 1,701,981 Loans Held-for-Sale 7,085 8,239 10,418 Loans, Net of Unearned Income 3,887,550 3,826,009 3,682,516 Allowance for Credit Losses (44,646) (44,266) (44,699) Net Loans 3,842,904 3,781,743 3,637,817 Stock in FHLB and Other Restricted Stock 14,763 14,856 15,106 Premises and Equipment 111,252 112,629 111,098 Goodwill and Other Intangible Assets 187,373 188,130 190,812 Other Assets 232,061 205,439 218,880 TOTAL ASSETS $ 6,005,666 $ 6,053,269 $ 6,259,905 LIABILITIES Non-interest-bearing Demand Deposits $ 1,502,175 $ 1,540,564 $ 1,755,065 Interest-bearing Demand, Savings, and Money Market Accounts 2,932,180 3,056,396 3,381,082 Time Deposits 701,516 582,745 438,194 Total Deposits 5,135,871 5,179,705 5,574,341 Borrowings 286,193 227,484 146,015 Other Liabilities 45,210 43,515 44,848 TOTAL LIABILITIES 5,467,274 5,450,704 5,765,204 SHAREHOLDERS' EQUITY Common Stock and Surplus 418,530 418,033 416,249 Retained Earnings 447,475 433,384 387,510 Accumulated Other Comprehensive Income (Loss) (327,613) (248,852) (309,058) SHAREHOLDERS' EQUITY 538,392 602,565 494,701 TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY $ 6,005,666 $ 6,053,269 $ 6,259,905 END OF PERIOD SHARES OUTSTANDING 29,575,451 29,572,783 29,485,121 TANGIBLE BOOK VALUE PER SHARE (1) $ 11.87 $ 14.01 $ 10.31 (1) Tangible Book Value per Share is defined as Total Shareholders' Equity less Goodwill and Other Intangible Assets divided by End of Period Shares Outstanding.

GERMAN AMERICAN BANCORP, INC. (unaudited, dollars in thousands except per share data) Consolidated Statements of Income Three Months Ended Nine Months Ended September 30, 2023 June 30, 2023 September 30, 2022 September 30, 2023 September 30, 2022 INTEREST INCOME Interest and Fees on Loans $ 55,196 $ 52,202 $ 43,128 $ 156,459 $ 122,050 Interest on Short-term Investments 199 660 2,053 1,204 3,565 Interest and Dividends on Investment Securities 10,247 10,652 11,343 31,982 32,450 TOTAL INTEREST INCOME 65,642 63,514 56,524 189,645 158,065 INTEREST EXPENSE Interest on Deposits 15,578 13,357 3,597 37,906 6,475 Interest on Borrowings 2,505 1,899 1,229 6,913 3,387 TOTAL INTEREST EXPENSE 18,083 15,256 4,826 44,819 9,862 NET INTEREST INCOME 47,559 48,258 51,698 144,826 148,203 Provision for Credit Losses 900 550 350 2,550 5,850 NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES 46,659 47,708 51,348 142,276 142,353 NON-INTEREST INCOME Net Gain on Sales of Loans 614 630 854 1,831 3,324 Net Gain on Securities — 38 23 40 473 Other Non-interest Income 14,190 14,228 13,220 42,796 41,668 TOTAL NON-INTEREST INCOME 14,804 14,896 14,097 44,667 45,465 NON-INTEREST EXPENSE Salaries and Benefits 20,347 20,103 19,751 62,296 63,223 Other Non-interest Expenses 15,074 15,623 14,965 46,467 55,354 TOTAL NON-INTEREST EXPENSE 35,421 35,726 34,716 108,763 118,577 Income before Income Taxes 26,042 26,878 30,729 78,180 69,241 Income Tax Expense 4,591 4,755 6,133 13,799 11,831 NET INCOME $ 21,451 $ 22,123 $ 24,596 $ 64,381 $ 57,410 BASIC EARNINGS PER SHARE $ 0.73 $ 0.75 $ 0.83 $ 2.18 $ 1.95 DILUTED EARNINGS PER SHARE $ 0.73 $ 0.75 $ 0.83 $ 2.18 $ 1.95 WEIGHTED AVERAGE SHARES OUTSTANDING 29,573,461 29,573,042 29,484,394 29,551,558 29,457,396 DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING 29,573,461 29,573,042 29,484,394 29,551,558 29,457,396

GERMAN AMERICAN BANCORP, INC.

(unaudited, dollars in thousands except per share data)

	Three Months Ended			Nine Months Ended	
	September 30, 2023	June 30, 2023	September 30, 2022	**September 30, 2023**	September 30, 2022
EARNINGS PERFORMANCE RATIOS					
Annualized Return on Average Assets	**1.43 %**	1.47 %	1.53 %	**1.42 %**	1.16 %
Annualized Return on Average Equity	**14.36 %**	14.66 %	16.77 %	**14.47 %**	11.92 %
Annualized Return on Average Tangible Equity (1)	**20.95 %**	21.32 %	24.87 %	**21.21 %**	16.95 %
Net Interest Margin	**3.57 %**	3.63 %	3.59 %	**3.63 %**	3.35 %
Efficiency Ratio (2)	**54.33 %**	54.08 %	50.10 %	**54.84 %**	58.40 %
Net Overhead Expense to Average Earning Assets (3)	**1.51 %**	1.51 %	1.39 %	**1.55 %**	1.60 %
ASSET QUALITY RATIOS					
Annualized Net Charge-offs to Average Loans	**0.05 %**	0.06 %	0.07 %	**0.07 %**	0.05 %
Allowance for Credit Losses to Period End Loans	**1.15 %**	1.16 %	1.21 %		
Non-performing Assets to Period End Assets	**0.21 %**	0.21 %	0.22 %		
Non-performing Loans to Period End Loans	**0.32 %**	0.32 %	0.37 %		
Loans 30-89 Days Past Due to Period End Loans	**0.33 %**	0.29 %	0.31 %		
SELECTED BALANCE SHEET & OTHER FINANCIAL DATA					
Average Assets	**$ 6,003,069**	$ 6,034,900	$ 6,440,580	**$ 6,038,423**	$ 6,605,076
Average Earning Assets	**$ 5,472,482**	$ 5,509,535	$ 5,927,033	**$ 5,510,292**	$ 6,101,184
Average Total Loans	**$ 3,855,586**	$ 3,787,436	$ 3,676,862	**$ 3,805,903**	$ 3,664,506
Average Demand Deposits	**$ 1,524,682**	$ 1,545,455	$ 1,738,237	**$ 1,568,348**	$ 1,739,389
Average Interest Bearing Liabilities	**$ 3,834,272**	$ 3,842,353	$ 4,072,841	**$ 3,831,030**	$ 4,179,344
Average Equity	**$ 597,375**	$ 603,666	$ 586,744	**$ 593,270**	$ 642,326
Period End Non-performing Assets (4)	**$ 12,400**	$ 12,423	$ 13,780		
Period End Non-performing Loans (5)	**$ 12,376**	$ 12,423	$ 13,780		
Period End Loans 30-89 Days Past Due (6)	**$ 12,673**	$ 11,045	$ 11,445		
Tax Equivalent Net Interest Income	**$ 49,136**	$ 49,848	$ 53,433	**$ 149,690**	$ 153,147
Net Charge-offs during Period	**$ 520**	$ 599	$ 682	**$ 2,072**	$ 1,285

(1) Average Tangible Equity is defined as Average Equity less Average Goodwill and Other Intangibles.

(2) Efficiency Ratio is defined as Non-interest Expense less Intangible Amortization divided by the sum of Net Interest Income, on a tax equivalent basis, and Non-interest Income less Net Gain on Securities.

(3) Net Overhead Expense is defined as Total Non-interest Expense less Total Non-interest Income.

(4) Non-performing assets are defined as Non-accrual Loans, Loans Past Due 90 days or more, and Other Real Estate Owned.

(5) Non-performing loans are defined as Non-accrual Loans and Loans Past Due 90 days or more.

(6) Loans 30-89 days past due and still accruing.